Exhibit 99.2
Investor Presentation First Quarter 2008 May 2008

Disclosures This presentation has been prepared by Doral Financial Corporation (the "Company") to provide current information, including preliminary financial information about its operations and includes information that has not been included in any report previously filed with the U.S. Securities and Exchange Commission (the "SEC"). The financial information has not been audited or reviewed by the Company's independent registered public accounting firm and reflects the Company's estimates and judgments at this time. In addition, the presentation includes information with respect to the future development of the business and future financial results which, by its very nature, is subject to risks, factors, and circumstances that could affect the realization of those developments or results. Furthermore, this presentation contains certain forward looking statements with respect to the financial condition, results of operations and business of the Company that are subject to various risk factors and conditions which could cause actual results to differ materially from historical results or from past results contained herein. Such factors include, but are not limited to, the possibility that adverse general market macro-economic, governmental, legislative and regulatory conditions could develop, an adverse interest rate environment, competitive pressures, technological developments, the ability of management to effectively implement the Company's strategies, increases in delinquency rates of borrowers and other factors described in the Company's periodic filings with the SEC. The Company is not under any obligation (and expressly disclaims and such obligation) to publicly update or revise its forward looking statements or any information contained herein.

Contents Overview Financials Interest Rate Risk and Liquidity Credit Quality Growth Summary

Overview Q1.2008 Key Facts Q1.2008 Key Facts Branches 41 Assets $10.5BN Loans $5.4BN Deposits $4.1BN Leverage Ratio 10.2% Net Interest Margin 180bps Employees 1,372 Doral serves over 400,000 customers through 41 branch locations across Puerto Rico Loan Portfolio Composition (3.31.2008) Mortgage 67% Consumer / Other 5% Construction 10% Commercial 18%

Transforming Doral Gaining Significant Momentum in our Efforts to Create a Diverse, Returns Oriented Community Bank From From To To Market Share Driven Returns Oriented Mono-line Mortgage Business Multi-Product Community Bank Gain-on Sale Driven Revenue Net Interest Margin & Fee Income Trading Activities Earnings Stability Substantial Governance Issues Compliance as a Growth Strategy Complex Balance Sheet / Massive Derivative Hedging Traditional Banking Balance Sheet / Match Funding and Selective Hedging

doral

Strong Board of Directors

- **Doral Continues to add to a Group Of Financial And Banking Industry Professionals With The Experience To Successfully Govern Doral.**

Members of the Board

Name	Role	Date Joined	Background
Glen Wakeman	Executive	May 2006	President and CEO, Doral Financial Corporation
Dennis Buchert	Independent	October 2006	Former CEO, Credit Agricole Indosuez
Frank Baier	Independent	July 2007	Former CFO, Independence Community Bank
David King	Doral Holdings	July 2007	Senior Managing Director, BSMB
Howard Levkowitz	Doral Holdings	July 2007	Managing Partner and Co-Founder, Tennenbaum Capital Partners, LLC
Michael O'Hanlon	Doral Holdings	July 2007	Senior Managing Director, Marathon Asset Management
James Gilleran	Independent	December 2007	Former Director, Office of Thrift Supervision
Ramesh Shah	Independent	December 2007	Chairman, WNS Global Services Former EVP and Head of Retail Banking, Greenpoint Financial
Kevin Twomey	Independent	December 2007	Former President & COO, The St. Joe Company Former Vice Chariman and CFO, HF Ahmanson & Co.
Raymond J. Quinlan	Independent	May 2008	Former Chairman and CEO, Retail Distribution North America (RDNA) Former Managing Director, Mergers & Acquisitions Execution, Citigroup

6

Regulatory Summary Action Status Summary FDIC Safety & Soundness C&D Terminated As a result of corrective actions taken, the FDIC and the Office of Commissioner terminated the C&D order placed in March 2006 related to safety and soundness issues in connection to the restatement. OTS Safety & Soundness Restrictions Removed The OTS has removed restrictions originally imposed in February 2006 on Doral Bank, FSB related to safety and soundness issues in connection to the restatement. FDIC BSA C&D Remediating In February 2008, Doral Bank PR entered into a consent C&D order with the FDIC relating to BSA compliance issues. The issues are being addressed Doral expects to comply with the requirements of the order within the timeframe. Federal Reserve Safety & Soundness C&D Remediating In March 2006, Doral Financial entered into a consent C&D order with the Federal Reserve related to safety and soundness issues in connection to the restatement. Doral Financial has complied with all requirements and as a result, penalties have not been levied on the Company under the order. FDIC Memorandum of Understanding Remediating Doral Bank PR entered into a MOU with the FDIC in October 2006 regarding deficiencies in HMDA data reporting and weaknesses in complying with the National Flood Insurance Act. Doral Continues To Address Historic, Legacy Regulatory Compliance.

Financials

Financial Highlights Pre-tax net loss narrowed to $3MM. Net loss attributable to common shareholders in Q1 was $10.6M or $0.20 diluted loss per share. The net interest margin improved from 143bps in Q1.07 to 180bps in Q1.08. Fee income increased to $17M in Q1.08 from $12M in the same period last year on improved retail banking income. Non interest expense were $55M this quarter compared to $75M in Q1.07 reflecting the impact of the company's cost cutting efforts as well as the elimination of expenses associated with recapitalization and restatement. Core deposits grew $74M in the quarter. Income statement ($ in millions) ($ in millions) Q1.08 Net interest income 39 Provision (5) Non-interest income (loss) 17 Non-interest expense 55 Pre-tax income (loss) (3) Tax expense (benefit) (1) Net income (loss) (2) Preferred dividends (8) Net income (loss) to common shareholders (11) Supplemental data ($ in billions) ($ in billions) Loans 5.4 Interest earning assets 9.6 Total assets 10.5 Deposits 4.1 Equity 1.3 Key ratios (bps or %) (bps or %) Net interest margin (bps) 180 ROA (%) (0.1) ROE (%) (6.2) Efficiency ratio (%) 112.4 Tier 1 capital ratio (%) 15.2 Leverage ratio (%) 10.2

Non-Interest Expense Non-interest expense has fallen substantially as a direct result of the company's efforts to control costs. In addition, previous quarters reflected inflated costs that can be attributed to activities surrounding the restatement and recapitalization of the company. Non-Interest Expense ($ in millions) 0 20 40 60 80 100 120 140 160 180 200 Q1.06 Q2.06 Q3.06 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 66 69 60 179 75 77 73 78 55

Asset Balances The asset growth in the first quarter of 2008 has been primarily fueled by the purchase of $1.6 billion in available for sale investment securities. These securities are match-funded, shorter duration assets acquired as part of a previously announced asset leveraging program. Asset Balances ($ in billions) 0 2 4 6 8 10 12 14 16 18 20 Q1.06 Q2.06 Q3.06 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Cash MM Sec + FHLB Loans Other 17.8 13.9 13.8 11.9 11.5 10.7 9.5 9.3 10.5

Liability Balances Increase in borrowings in the first quarter of 2008 was driven by the purchase of investment securities. Core deposits increased by $74M to $1.02B. Liability Balances ($ in billions) 0 2 4 6 8 10 12 14 16 18 20 Q1.06 Q2.06 Q3.06 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Deposits Repos FHLB Loans Payable Notes Others 16.7 13.0 12.7 11.0 10.7 10.0 8.1 8.0 9.2

Solid Capital Position Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios Regulatory Capital Ratios 'Well Capitalized' Level (Regulatory) DFC Mar.08 DBPR Mar.08 DBNY Mar.08 Total Capital Ratio 10.0% 16.5% 12.9% 13.1% Tier-1 Capital Ratio 6.0% 15.2% 11.7% 12.8% Leverage Ratio1 5.0% 10.2% 6.5% 9.6% Doral and its banking subsidiaries continue to maintain capital ratios significantly above well capitalized levels 1 Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY

Capacity for Growth Doral continues to have substantial excess capital which can be deployed to support future growth opportunities 298M excess capital supports 5.0B of capacity 628M capital supports 10.5B of assets $ millions 10,471M 4,967M 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 tier 1 capital assets

Doral Historical Financial Income statement ($ in millions) ($ in millions) ($ in millions) 2002 2003 2004 2005 2006 Q1.07 Q2.07 Q3.07 Q4.07 2007 Q1.08 Net interest income 164 238 338 280 201 38 35 39 42 154 39 Provision (4) (12) (10) (22) (40) (6) (19) (5) (48) (78) (5) Non-interest income (loss) 167 119 16 62 (59) 12 25 (110) (2) (75) 17 Non-interest expense 146 179 214 288 374 75 77 73 78 303 55 Pre-tax income (loss) 181 166 130 32 (272) (31) (36) (149) (87) (303) (3) Tax expense (benefit) 13 24 (85) 19 (48) 6 1 (86) (53) (132) (1) Net income (loss) 168 142 215 13 (224) (37) (37) (63) (34) (171) (2) Supplemental data ($ in billions) ($ in billions) ($ in billions) Loans 4.4 5.2 6.7 7.8 5.2 5.1 5.0 4.9 5.3 5.3 5.4 Interest earning assets 8.7 11.1 17.1 16.5 11.0 10.7 10.0 8.7 8.6 8.6 9.6 Total assets 9.4 11.8 17.8 17.3 11.9 11.5 10.7 9.5 9.3 9.3 10.5 Deposits 2.2 3.0 3.6 4.2 4.3 4.2 3.9 4.1 4.3 4.3 4.1 Equity 0.8 1.2 1.3 1.1 0.9 0.9 0.8 1.4 1.3 1.3 1.3 Key ratios (bps or %) (bps or %) (bps or %) Net interest margin (bps) 211 241 251 156 141 143 130 181 199 160 180 ROA (%) 2.0 1.4 1.5 0.1 (1.5) (1.2) (1.3) (2.6) (1.5) (1.6) (0.1) ROE (%) 30.7 20.0 30.2 (3.0) (59.3) (23.7) (74.7) (40.4) (21.3) (40.3) (6.2) Efficiency ratio (%) 59.4 47.1 43.4 74.9 177.2 144.5 142.7 114.3 159.6 138.6 112.4 Tier 1 capital ratio (%) - 18.7 14.4 11.7 10.3 9.6 8.9 18.4 16.5 16.5 15.2 Leverage ratio (%) - 9.7 6.8 5.5 4.5 4.7 4.5 11.6 10.8 10.8 10.2

Interest Rate Risk and Liquidity

De-Leveraging Interest Rate Risk ($ in billions) Total assets Duration of equity March 2006 IRR position 17.8 34 years less: December 2006 securities sale (cost of $30M) (1.7) (7 years) less: asset run-off and loan sales April to December 2006 (4.2) (11 years) December 2006 IRR position 11.9 16 years less: August 2007 securities sale (cost of $126M), New York sale and capital infusion (2.3) (7 years) plus: loan growth, sale of treasury securities, purchase of agency floaters/hybrids, funding extension 0.9 (5 years) March 2008 IRR position 10.5 4 years Doral has dramatically reduced interest rate risk over the last 2 years Volatility of net interest income is now within acceptable levels Doral's interest rate risk reduction efforts have created a balance sheet that produces a predictable earnings stream Doral no longer holds any significant IO positions (sold or unwound in Q1 and Q2 06) Doral no longer holds a disproportionate amount of investment securities that are inadequately hedged

Doral's Liquidity Position As of March 31, 2008, available liquidity was $1.4 billion, including $463 million in cash and cash equivalents Sources of funds for new production at Doral Bank PR FHLB Borrowings: $468 million in excess capacity; 30% of assets limit Brokered CDs: $100 million in weekly capacity ($ millions) Doral Financial Corporation Doral Bank PR Doral International Doral Bank NY Total Cash & Equivalents 22 236 181 24 463 Excess Agency & Gov Collateral 47 305 162 - 514 FHLB Advances Availability - 468 - - 468 Total Liquidity Available 69 1,009 343 24 1,445 Other Pledgeable Collateral 232 470 - - 702

Credit Quality

Non-Performing Assets NPA Since 2003 ($ in millions) 2003 2004 2005 2006 2007 Q1.08 Residential mortgage loans 131 103 175 173 262 280 Construction loans 4 17 9 141 280 283 Commercial real estate loans 5 9 12 54 87 96 Commercial non-real estate loans 1 1 1 6 3 3 Consumer loans 2 1 2 3 4 4 Lease financing / Land loans - - 0 1 2 2 OREO / Repossessed units 19 20 18 34 39 41 162 151 217 411 676 708 0 100 200 300 400 500 600 700 800 2003 2004 2005 2006 2007 Q1.2008

Non-Performing Assets Selected Ratios (%) Q1.2008 2007 NPAs over/to loans, net and OREO (%) 13.4 13.0 NPAs over/to total assets (%) 6.8 7.3 Non-performing loans to total loans (%) 12.4 11.9 ALLL over/to non-performing loans (%) 18.3 19.7 Deteriorating economic conditions drive non-performing loans Non-performing mortgage loans grew 7% in Q1.2008 and is affected by recourse and repurchase obligations Other main drivers of rising NPLs were construction and commercial real estate loan delinquency which grew by 1% and 11% respectively

Allowance for Loan Losses ($ in millions) ($ in millions) Loan Receivable Portfolio Unpaid Principal Balance (UPB) Portfolio Comp Non-Perf Loans (NPLs) ALLL ALLL to UPB ALLL to NPLs March 2008 Residential mortgage loans 3,427 66% 274 23 0.7% 8.5% March 2008 Construction loans 561 11% 283 49 8.7% 17.2% March 2008 Commercial loans 935 18% 99 29 3.1% 29.6% March 2008 Consumer and other loans 259 5% 6 20 7.7% 356.6% March 2008 Total loans 5,182 100% 661 121 2.3% 18.3% December 2007 Residential mortgage loans 3,340 66% 257 21 0.6% 8.2% December 2007 Construction loans 588 12% 280 57 9.7% 20.3% December 2007 Commercial loans 894 18% 90 26 3.0% 29.5% December 2007 Consumer and other loans 255 5% 6 20 8.0% 336.9% December 2007 Total loans 5,077 100% 633 125 2.5% 19.7% During the quarter, mortgage remained the lion's share of the portfolio, composition shifted from construction to commercial loans and consumer held steady at 5% NPLs grew 4.4%, mostly in mortgage and commercial ALLL decreased $3.6M or 2.9% in Q1 mostly resulting from charge-offs Overall coverage ratio decreased 138 bps as a result of charge-offs and better than anticipated sales of housing units underlying loans within construction portfolio

Growth

Mortgage Strong Mortgage operations continue to track towards $1bn+ in annual production 2007 Mortgage Production ($ in millions) 0 10 20 30 40 50 60 70 80 90 100 J-07 F-07 M-07 A-07 M-07 J-07 J-07 A-07 S-07 O-07 N-07 D-07 J-08 F-08 M-08

Retail Adding Customers... 2007-2008 Retail Deposit Accounts Opened (count) 2007-2008 Transactional Account Balances ($ in millions) 2007-2008 Retail Banking Fees ($ in thousands) Increasing Core Deposit Balances... Growing Banking Fees... 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 0 200 400 600 800 1,000 1,200 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08

Summary

Exhibit 99.3

Maintain Focus Eliminate Material Weaknesses Focus on Compliance Reduce Non-Performing Assets Grow Mortgage and Retail Bank Product Lines Deploy Excess Capital